      As filed with the Securities and Exchange Commission on September 26, 1996
                                                     Registration No. 333-______
________________________________________________________________________________



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              -----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              -----------------

                           VOICE IT WORLDWIDE, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


             COLORADO                                    83-0203787
- -------------------------------               -------------------------------
(State or other jurisdiction of               (I.R.S. Employer Identification
incorporation or organization)                No.)


           2643 MIDPOINT DRIVE, SUITE A, FORT COLLINS, COLORADO 80525
           ----------------------------------------------------------
           (Address of principal executive offices)        (zip code)



                            VOICE IT WORLDWIDE, INC.
                          1994 STOCK COMPENSATION PLAN
                          ----------------------------
                            (Full title of the plan)



                           ANDREW N. BERNSTEIN, P.C.
         5445 DTC PARKWAY, SUITE 520, GREENWOOD VILLAGE, COLORADO 80111
         --------------------------------------------------------------
                    (Name and address of agent for service)


                                (303) 770-7131
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)



     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

        _______________________________________________________________

                        Exhibit Index Begins at Page 15

================================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================

TITLE OF            AMOUNT TO BE      PROPOSED     PROPOSED        AMOUNT OF
SECURITIES TO BE    REGISTERED (1)    MAXIMUM      MAXIMUM         REGISTRATION
REGISTERED                            OFFERING     AGGREGATE       FEE
                                      PRICE PER    OFFERING
                                      SHARE        PRICE

- --------------------------------------------------------------------------------

Common Stock,
$.10 par value      600,000 shares    (2)          $1,146,886(2)   $395.48
================================================================================

     (1) Pursuant to Rule 416, this Registration Statement covers any additional shares of Common Stock ("shares") which become issuable under the Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

     (2) Pursuant to Rule 457(h) and 457(c), the offering price per share, the aggregate offering price and the amount of the filing fee were computed upon the bases of (i) the prices at which the existing 394,700 outstanding options may be exercised (42,500 shares at an exercise price of $1.69 per share, 55,000 shares at an exercise price of $1.75 per share, 164,000 shares at an exercise price of $2.00 per share, 71,700 shares at an exercise price of $2.20 per share, 55,000 shares at an exercise price of $2.75 per share, and 6,500 shares at an exercise price of $3.00 per share, resulting in an aggregate offering price of $824,565) and (ii) the closing price of the Common Stock within five business days prior to the date of filing of the Registration Statement, with respect to the authorized but unissued remaining options (205,300 shares at $1.57 per share, aggregating $322,321).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is incorporated by reference in the Reoffer Prospectus which follows. The Reoffer Prospectus, together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, constitutes the Section 10(a) Prospectus.


                               REOFFER PROSPECTUS

     The material which follows, up to but not including the pages beginning
Part II of this Registration Statement, constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Registrant's 1994 Stock Compensation Plan by affiliates of the Registrant, as defined in Rule 405 under the Securities Act of 1933, as amended.

                                                              REOFFER PROSPECTUS

                                 600,000 SHARES
                                  COMMON STOCK
                                ($.10 PAR VALUE)

                            VOICE IT WORLDWIDE, INC.

                          ___________________________

                          1994 STOCK COMPENSATION PLAN
                          ___________________________


     This Reoffer Prospectus ("Prospectus") relates to the offering by Voice It Worldwide, Inc. (the "Company") and the subsequent resale by employees, consultants, officers, directors and affiliates of the Company (collectively, "affiliates") of up to 600,000 shares of the Company's $.10 par value Common Stock (the "shares") purchasable pursuant to the Company's 1994 Stock Compensation Plan (the "Plan"). As of September 26, 1996, 394,700 shares were subject to outstanding options under the Plan and 205,300 shares remained available for grant of options.

                          ___________________________

     This Prospectus may be used by persons who are affiliates (as that term is defined under the Securities Act of 1933, as amended (the "Securities Act")) of the Company to effect resales of the shares purchased under the Plan. See "Selling Stockholders." The Company will receive no part of the proceeds of any such sales.

                          ___________________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         _____________________________

     No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that the information herein is correct as of the time subsequent to the date hereof. The expenses of preparing and filing the Registration Statement of which this Prospectus is a part are being borne by the Company.

                         _____________________________

               The date of this Prospectus is September 26, 1996.

                             AVAILABLE INFORMATION

     The Company is a reporting company subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including Sections 14(a) and 14(c) relating to proxy and information statements, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's common stock is traded on the Nasdaq SmallCap Market under the symbol "MEMO." Reports, proxy and information statements may be inspected at The Nasdaq Stock Market offices, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company furnishes annual reports to its shareholders which include audited financial statements. The Company may furnish quarterly financial statements to shareholders and such other reports as may be authorized, from time to time, by the Board of Directors.


                          INCORPORATION BY REFERENCE

     Certain documents have been incorporated by reference into this Prospectus, either in whole or in part. The Company will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, (i) a copy of any and all of the information that has been incorporated by reference (not including exhibits to the information unless such exhibits are specifically incorporated by reference into the information), and (ii) a copy of all documents and information required to be delivered to the Company's employees pursuant to Rule 428(b). Requests for such information shall be addressed to the Company at 2643 Midpoint Drive, Suite A, Fort Collins, Colorado 80525, telephone (970) 221-1705.


                               TABLE OF CONTENTS


Introduction............................................................  3
Selling Stockholders....................................................  4
Method of Sale..........................................................  4
SEC Position Regarding Indemnification..................................  4
Description of the Plan.................................................  4
Applicable Securities Law Restrictions..................................  6
Tax Consequences........................................................  6
Legal Matters...........................................................  7
Experts.................................................................  7

                                  INTRODUCTION

     Voice It Worldwide, Inc. (the "Company") designs, develops and markets personal consumer electronics products which allow people to verbalize reminders and short messages for themselves and others without the need for pen and paper. Voice It products utilize computer chip technology to capture ideas, thoughts, reminders and messages. In 1993, the Company introduced its first product line of Voice It(R) Personal Note Recorders. The Voice It Personal Note Recorder is about the size of a credit card and approximately 1/3 inch thick. Its compact size, ease of use and portability make it a convenient replacement for handwritten sticky notes, particularly at times and in places where handwriting is impractical. Voice It Personal Note Recorders are available in recording capacities ranging from 40 seconds to four minutes. Their unique message management features make it easy to leave multiple messages, save messages, play them and erase them when no longer needed. In July 1995, the Company introduced its second product line, the Voice It(TM) Message Center, targeted toward interpersonal messaging in the home and office.

     In June 1996, the Company announced the addition of four new products, including two new Personal Note Recorders with five- and eight-minute recording durations and the new Voice It Manager product line of dictation length solid state voice recorders. The palm-sized Voice It Managers will be available in two models with recording capacities of 22 and 45 minutes with a LCD display, five user defined channels and a list of 20 icons. The organizer will also have a unique contact file capable of storing up to 100 names with 3 phone numbers per name. Both models will be launched in catalogs and retail stores in early fourth quarter 1996.

     The Company markets its products in the United States through a network of manufacturers representatives and internationally through distributors. In the U.S., products are available in a variety of distribution channels including department stores, mass merchants, office super stores, catalog showrooms, electronic specialty stores and direct mail catalogs. Management believes broad-based awareness of the Company's products and their benefits to consumers is the best way to promote them. In the U.S., the Company has implemented a national public relations program, as well as running national print and radio advertising during certain seasonal selling periods. The Company distributes its products internationally in 15 countries, including most of Europe, Japan and Canada.

     The Company contracts for the manufacture of its products in the Far East using companies with fully integrated, turnkey manufacturing services with expertise in chip-on-board technology, surface mount board assemblies, printed circuit boards, liquid crystal displays and ISO Quality Certification Programs. In addition, the Company employs on-site quality control personnel for product inspection and release. The Company is protecting its proprietary technologies through a combination of trade secrets, patent applications and copyrights, where appropriate. Original patent applications were filed in March 1993 and are pending in the United States and in 15 foreign countries. Additional patent disclosures have also been filed on new products using related technologies.
The Company's management team has extensive experience in developing, producing and marketing new consumer products and new product categories in the U.S. and internationally. Management believes that its knowledge of the consumer marketplace, experience in retail distribution, and expertise in electronics and manufacturing are important factors in the Company's plan to expand its business.

     The Company's executive offices are located at 2643 Midpoint Drive, Suite A, Fort Collins, Colorado 80525, and its telephone number is (970) 221-1705.

                             SELLING STOCKHOLDERS

     This Prospectus relates to possible sales by executive officers, directors (other than outside directors), consultants and employees of the Company as indicated below of shares they acquire through exercise of options granted under the Plan. The names of affiliates who may be Selling Stockholders from time to time are listed below. The names of other affiliates who may offer shares for resale in the future, along with the number of shares which may be sold by each such affiliate from time to time, will be updated in supplements to this Prospectus, which will be filed with the Commission in accordance with Rule 424(b) under the Securities Act. All Selling Stockholders are affiliates of the Company. The address of each Selling Stockholder is the same as the Company's address. All shares listed below for sale represent shares issuable upon exercise of options granted under the Plan.

                                         MAXIMUM NUMBER OF SHARES WHICH MAY
NAME OF SELLING STOCKHOLDER              BE SOLD UPON EXERCISE OF OPTIONS
- ---------------------------              --------------------------------
Patricia Westbrook                                     50,000

Christopher W. Elkins                                  63,000

John H. Ellerby                                        10,000

                                METHOD OF SALE

     Sales of the shares offered by this Prospectus will be made on The Nasdaq SmallCap Market, where the Company's common stock is listed for trading, or in other markets where the Company's common stock is traded, or in negotiated transactions. Sales may involve payment of brokers' commissions by the Selling Stockholders. There is no present plan of distribution.


                    SEC POSITION REGARDING INDEMNIFICATION

     The Company's Articles of Incorporation provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that, in the opinion of the Commission, indemnification is against public policy as expressed in that Act and is therefore unenforceable.


                            DESCRIPTION OF THE PLAN

     The Company and its shareholders have adopted and approved the Plan. Options granted pursuant to the Plan constitute either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which constitute nonqualified options at the time of issuance of such options. The Plan provides that incentive stock options and/or non-qualified stock options may be granted to officers, directors (other than Outside Directors), employees and advisors of the Company or its subsidiaries, if any, selected by the Compensation Committee. A total of 600,000 shares of Common Stock are authorized and reserved for issuance under the Plan, subject to adjustment to reflect changes in the Company's capitalization in the case of a stock split, stock dividend or similar event.

     The Plan is administered by the Compensation Committee which has the sole authority to interpret the Plan and to make all determinations necessary or advisable for administering the Plan, including but not limited to (i) who shall be granted options under the Plan, (ii) the term of each option, (iii) the number of shares covered by such option, (iv) whether the option shall constitute an incentive option or a nonqualified option, (v) the exercise price for the purchase of the shares of the Common Stock covered by the option, provided that the exercise price for any incentive option must be at least equal to the fair market value of the shares covered thereby as of the date of grant of such option, (vi) the period during which the option may be exercised, (vii) whether the right to purchase the number of shares covered by the option shall be fully vested on issuance of the option so that such shares may be purchased in full at one time or whether the right to purchase such shares shall become vested over a period of time so that such shares may only be purchased in installments, and (viii) the time or times at which the options shall be granted. Except in the case of disability or death, no option shall be exercisable after an optionee who is an employee of the Company ceases to be employed by the Company; provided, however, the Compensation Committee has the right to extend the exercise period for not more than three months following the date of termination of such optionee's employment. If an optionee's employment is terminated by reason of death or disability, the Compensation Committee may extend the option term for a period not to exceed one year following the date of termination of the optionee's employment. Upon the exercise of the option, the exercise price thereof must be paid in full either in cash, shares of stock of the Company or a combination thereof.

     If and to the extent that any option to purchase reserved shares shall not be exercised by an optionee for any reason or if such option to purchase shall terminate as provided by the Plan, such shares which have not been so purchased thereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated.

     The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the Plan. Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by the Company from authorized shares. Shares issuable under the Plan may be sold in the open market, without restrictions, as free trading securities. There are no assets administered under the Plan, and, accordingly, no investment information is furnished herewith.

     No options may be assigned, transferred, hypothecated or pledged by the option holder. No person may create a lien on any securities under the Plan, except by operation of law. However, there are no restrictions on the resale of the shares underlying the options.

     The Plan will remain in effect until January 5, 2004. Additional information concerning the Plan may be obtained from the Company at the address and telephone number indicated above.

                    APPLICABLE SECURITIES LAW RESTRICTIONS

     If the optionee is deemed to be an "affiliate" (as that term is defined under the Securities Act), the resale of the shares purchased upon exercise of options covered hereby may be subject to certain restrictions and requirements, including compliance with the provisions of Rule 144 promulgated under the Securities Act.

     In addition to the requirements imposed by the Securities Act, the antifraud provisions of the Exchange Act and the rules thereunder (including Rule 10b-5) are applicable to any sale of shares acquired pursuant to the Plan.

     Up to 600,000 shares may be issued under the Plan. The Company has authorized 10,000,000 shares of Common Stock, of which 5,054,802 shares are outstanding as of June 30, 1996. Shares of Common Stock outstanding are, and those to be issued upon exercise of options will be, fully paid and nonassessable, and each share of Common Stock is entitled to one vote at all shareholders' meetings. All shares are equal to each other with respect to lien rights, liquidation rights and dividend rights. There are no preemptive rights to purchase additional shares by virtue of the fact that a person is a shareholder of the Company. Shareholders do not have the right to cumulate their votes for the election of directors.

     Persons who are officers or directors of the Company or who own at least ten percent of the Company's stock must comply with certain reporting requirements and resale restrictions pursuant to Sections 16(a) and 16(b) of the Exchange Act and the rules thereunder upon the receipt or disposition of any options.

                               TAX CONSEQUENCES

     The Company has been advised that the federal income tax consequences of the Plan to the Company and the optionees, and possible exercise of options granted under the Plan, will depend upon future circumstances and possible changes in the tax laws. THE FOLLOWING SUMMARY DISCUSSION ADDRESSES CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. THIS DISCUSSION DOES NOT PURPORT TO ADDRESS ALL OF THE TAX CONSEQUENCES THAT MAY BE APPLICABLE TO ANY PARTICULAR OPTIONEE OR TO THE COMPANY. IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS FOREIGN, STATE, OR LOCAL TAXES, NOR DOES IT ADDRESS FEDERAL TAXES OTHER THAN FEDERAL INCOME TAX. THIS DISCUSSION IS BASED UPON APPLICABLE STATUTES, REGULATIONS, CASE LAW, ADMINISTRATIVE INTERPRETATIONS AND JUDICIAL DECISIONS IN EFFECT AS OF THE DATE OF THIS PROSPECTUS.

     The income tax treatment of nonstatutory options is governed by (S)83 of the Code. This Section basically provides that if an option has a readily ascertainable fair market value when granted, then the optionee must recognize ordinary income at the time of grant but not at the time of exercise or disposal; if an option does not have a readily ascertainable fair market value when granted, the optionee must recognize ordinary income at the time of its exercise or disposal of the option but not at the time of its grant. The Company will receive a corresponding compensation deduction for the amount included by the optionee as income in the same year that the optionee includes such amount as income. Consequently, whether a nonstatutory option has a readily ascertainable fair market value at grant will determine whether the grant or the exercise of the nonstatutory option is the taxable event for the optionee who rendered the services for which the option was granted.

     No tax consequences result from the granting of an incentive stock option or from the exercise of an incentive stock option by the employee. In addition, the employer generally will not be allowed a business expense deduction with respect to an incentive stock option unless the employee disposes of the stock prior to the required holding period. The employee will be taxed at capital gain rates when he sells stock acquired under an incentive stock option plan, provided he has not disposed of the stock for at least two years from the date the option was granted to him and he has held the stock itself at least one year after the stock was transferred to him. If the foregoing holding period rules are not satisfied, the gain that would have been realized at the time the option was exercised is included as ordinary income in the year of the disqualifying sale. For this purpose, the gain is equal to the lesser of (i) the fair market value of the stock on the date of exercise over the option price of the stock, or (ii) the amount realized on disposition over the adjusted basis of the stock. The employer is allowed to deduct a corresponding amount as a business deduction at the same time the employee is required to recognize the ordinary income arising from the early disposition.

     Notwithstanding the preceding, when calculating income for alternative minimum tax purposes, the favorable tax treatment of (S)421(a) is disregarded and the bargain purchase element (that is, the spread between the option price and the fair market value of the option stock at exercise) of the incentive stock option will be considered as part of the taxpayer's alternative minimum taxable income.

                                 LEGAL MATTERS

     The validity of the shares offered hereby will be passed on for the Company by Andrew N. Bernstein, P.C., 5445 DTC Parkway, Suite 520, Greenwood Village, Colorado 80111.

                                    EXPERTS

     The balance sheet of the Company for the year ended December 31, 1995 and the statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995 and 1994, incorporated by reference to the Company's Annual Report on Form 10-KSB, have been audited by Ehrhardt Keefe Steiner & Hottman PC, Denver, Colorado, as set forth in their report included therein and incorporated herein by reference. The financial statements referred to above are incorporated herein by reference in reliance upon such report and upon the authority of such firm as an expert in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Commission:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 (including its balance sheets as of December 31, 1995 and 1994, statements of operations, stockholders' equity and cash flows for the years then ended, together with the report of independent public accountants) filed pursuant to Section 13(a) of the Exchange Act;

     (b) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1996;

     (c) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1996;

     (d) The description of the Common Stock that is contained in the Registrant's Registration Statement on Form 8-A under the Exchange Act (File No. 0-7796); and

     (e) All subsequent reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 109 of the Colorado Business Corporation Act ("CBCA") provides broad authority for indemnification of directors and officers. The Articles of Incorporation and Bylaws of Voice It Worldwide, Inc. (the "Registrant") provide for indemnification of its officers and directors to the fullest extent permitted by the CBCA. As permitted by Section 7-108-402 of the CBCA, the Registrant's Articles of Incorporation provide that a director shall not be liable for monetary damages for breach of his fiduciary duty as a director except in certain limited circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     The following documents are filed as exhibits to this Registration Statement. Certain documents previously filed with the Commission are incorporated in this Registration Statement by reference.

     Exhibit
     Number         Description of Exhibit
     ------         ----------------------
      4.1*      -   1994 Stock Compensation Plan of Voice It Worldwide, Inc.
      5.1       -   Opinion of Andrew N. Bernstein, P.C.
     23.1       -   Consent of Ehrhardt Keefe Steiner & Hottman P.C.,
                    independent public accountants
     23.2       -   Consent of Andrew N. Bernstein, P.C. (included in its
                    opinion filed as Exhibit 5.1)
- ---------------------------

     * Incorporated in this Registration Statement by reference to the Report on Form 10-KSB for the fiscal year ended December 31, 1994, file number 0-7796.

ITEM 9.  UNDERTAKINGS

     (a) The Registrant hereby undertakes (1) to include any additional or changed material information on the plan of distribution; (2) for determining liability under the Securities Act, that each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

     (b) The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on the 25th day of September, 1996.

                                       VOICE IT WORLDWIDE, INC.
                                       (Registrant)


                                       By:  /s/ MICHELLE L. MORGAN
                                            ------------------------------------
                                            Michelle L. Morgan, President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

       Name                         Title                           Date
       ----                         -----                           ----



/s/ MICHELLE L. MORGAN
- --------------------------   President - U.S. Division, Chief        9/25/96
Michelle L. Morgan           Executive Officer and Director          -----------



/s/ J. FREDRICK WALTERS
- --------------------------   President - International Division      9/25/96
J. Fredrick Walters          and Chairman of the Board of Directors  -----------



/s/ PATRICIA R. WESTBROOK
- --------------------------   Chief Operating Officer and             9/25/96
Patricia R. Westbrook        Director                                -----------



/s/ JOHN H. ELLERBY
- --------------------------   Secretary, Treasurer, Chief             9/25/96
John H. Ellerby              Accounting Officer, Chief               -----------
                             Financial Officer and Director



/s/ GARY E. NORDIC
- --------------------------   Director                                9/25/96
Gary E. Nordic                                                       -----------



/s/ LARRY D. HOLT
- --------------------------   Director                                9/25/96
Larry D. Holt                                                        -----------

                                       EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION OF EXHIBIT                                     PAGE NUMBER
- -------   ----------------------                                     -----------

 5.1      Opinion of Andrew N. Bernstein, P.C.                            16
23.1      Consent of Ehrhardt Keefe Steiner & Hottman PC, independent
          public accountants                                              18
